UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2005

TRUE RELIGION APPAREL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-72802

(Commission File Number)

98-0352633

(IRS Employer Identification No.)

1525 Rio Vista Avenue, Los Angeles, CA 90023

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 323-266-3072

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On April 28, 2005 Guru Denim, Inc., our wholly-owned subsidiary, gave notice to The Indigo Group USA Inc. that it has terminated the Manufacturer’s Agreement dated September 15, 2004, between Guru Denim Inc. and The Indigo Group USA, Inc. In the letter, Guru Denim informed The Indigo Group USA, Inc. that the termination of the Manufacturer’s Agreement was for cause due to the Indigo Group’s failure to cure multiple defaults under the Manufacturer’s Agreement of which it was given prior written notice. In a written response dated April 28, 2005, the Indigo Group denies that it has defaulted under the Manufacturer’s Agreement and alleges that Guru Denim has breached the Manufacturer’s Agreement. The Indigo Group has demanded that the dispute be submitted to arbitration pursuant to the terms of the Manufacturer’s Agreement.

D/JLM/703683.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE RELIGION APPAREL, INC.

/s/ Charles Lesser

Charles Lesser, CFO

Date: May 5, 2005

D/JLM/703683.1